UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/08/2011

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On June 8, 2011, InfoSpace, Inc. held its annual meeting of stockholders. For more information on the following proposals, see InfoSpace's Proxy Statement dated May 2, 2011.

Proposal One - Election of Directors

The stockholders re-elected each of the Class III directors nominated for three-year terms by a majority of the votes cast. The votes cast on Proposal One were as follows:

        Nominee: Jules Haimovitz

        For: 23,319,772
        Withheld: 2,302,426
        Broker Non-vote: 5,405,247

        Nominee: Elizabeth J. Huebner

        For: 23,620,168
        Withheld: 2,002,030
        Broker Non-vote: 5,405,247

Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm for 2011

The stockholders ratified the appointment of Deloitte and Touche LLP as the Independent Registered Public Accounting Firm for InfoSpace for 2011 by a majority of the votes cast. The votes cast on Proposal Two were as follows:

        For: 28,787,046
        Against: 501,490
        Abstain: 1,738,909

Proposal Three - Advisory Vote on Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement for the 2011 annual meeting of stockholders. The votes cast on Proposal Three were as follows:

        For: 22,167,887
        Against: 398,662
        Abstain: 3,055,649
        Broker Non-vote: 5,405,247

Proposal Four - Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation

The stockholders recommended, on an advisory basis, a frequency of every one year for future votes on the compensation of the Company's Named Executive Officers. The votes cast on Proposal Four were as follows:

        One Year: 19,270,390
        Two Years: 28,320
        Three Years: 3,262,927
        Abstain: 3,060,561

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: June 14, 2011	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary